Prospectus

ASSET-BACKED NOTES

ASSET-BACKED CERTIFICATES

____________________

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

DEPOSITOR

____________________

Securities Offered

•  asset-backed notes, asset-backed certificates or a combination

•  rated in one of four highest rating categories by at least one nationally recognized rating organization

•  not listed on any trading exchange
Assets
•  sub-prime mortgage loans secured by first or second liens on residential or mixed use properties

The securities are obligations only of the related trust and are not insured or guaranteed by any governmental agency.

The securities involve significant risks. It is recommended that you review the information under “Risk Factors” in the related prospectus supplement.

This prospectus must be accompanied by a prospectus supplement for the particular series.

• securities backed by those types of sub-prime mortgage loans • may include one or more forms of enhancement

Neither the Securities and Exchange Commission (“Commission”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The Depositor may offer securities through underwriters or by other methods described under the caption “Plan of Distribution.”

The date of this prospectus is March 8, 2007.

Incorporation of Certain Documents by Reference

The Depositor, as creator of each trust, has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (“Securities Act”), with respect to the notes and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission’s main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission’s site on the World Wide Web located at http://www.sec.gov.

Each trust will be required to file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (a) a Current Report on Form 10-D each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 10-D will include as an exhibit the monthly statement to securityholders of the related series. The Form 10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated in this prospectus modifies or changes the information in this prospectus the modified or changed information will control if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

The Depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to Corporate Secretary, Renaissance Mortgage Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797. Telephone requests for copies should be directed to the Depositor, at (516) 364-8500. In order to receive any requested information in a timely fashion, prospective investors must make their requests no later than five business days before they must make their investment decisions.

Table of Contents

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE DEPOSITOR
THE SELLER AND THE ORIGINATOR
Delta Funding Corporation
Loan Underwriting
STATIC POOL INFORMATION
DESCRIPTION OF THE SECURITIES
General
Book-Entry Securities
Valuation of the primary assets
Payments of interest
Payments of principal
Final scheduled distribution date
Special redemption
Optional redemption, purchase or termination
Weighted average life of the securities
THE TRUST FUNDS
The loans
Collection, certificate and distribution accounts
Pre-funding and capitalized interest accounts
Eligible investments
ENHANCEMENT
SERVICING OF LOANS
Collection procedures; escrow accounts
Deposits to and withdrawals from the collection account or the certificate account
Advances and limitations on advances
Maintenance of insurance policies and other servicing procedures
Realization upon defaulted loans
Enforcement of due-on-sale clauses
Servicing compensation and payment of expenses
Evidence as to compliance
Certain matters regarding the servicer
THE AGREEMENTS
Assignment of primary assets
Reports to holders
Events of default; rights upon event of default
The trustee
Duties of the trustee
Resignation of trustee
Amendment of agreement
Voting rights
List of holders
Book-entry securities
REMIC administrator
Termination
CERTAIN LEGAL ASPECTS OF THE LOANS
Mortgages
Foreclosure
Rights of redemption
Junior mortgages; rights of senior mortgagees
Anti-deficiency legislation and other limitations on lenders
Due-on-sale clauses in mortgage loans
Enforceability of prepayment and late payment fees
Equitable limitations on remedies
Applicability of usury laws
Environmental legislation
Servicemembers Civil Relief Act
USE OF PROCEEDS
FEDERAL INCOME TAX CONSIDERATIONS
Opinions
Taxation of debt securities including regular interest securities
Taxation of the REMIC and its holders
REMIC expenses; single class REMICs
Taxation of the REMIC
Taxation of holders of residual interest securities
Administrative matters
Tax status as a grantor trust
Miscellaneous tax aspects
Tax treatment of foreign investors
Tax characterization of the trust as a partnership
Tax consequences to holders of the notes issued by a partnership
Tax consequences to holders of the certificates issued by a partnership
STATE TAX CONSIDERATIONS
REPORTABLE TRANSACTIONS
PENALTY AVOIDANCE
ERISA CONSIDERATIONS
General
ERISA Considerations Relating to Certificates
ERISA Considerations Relating to Notes
LEGAL INVESTMENT
PLAN OF DISTRIBUTION
LEGAL MATTERS

The Depositor

The Depositor is a limited purpose, finance subsidiary of the originator. The Depositor was incorporated in the State of Delaware in November 2001. The Depositor does not have, and is not expected to have in the future, any significant assets. The Depositor’s headquarters are located at 1000 Woodbury Road, Suite 200, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Seller and the Originator

The seller for each trust may be Renaissance REIT Investment Corp. or another entity identified in the applicable prospectus supplement. If another entity acts as seller for a trust, the prospectus supplement will describe that seller’s underwriting guidelines and procedures and loan products. Securitization of mortgage loans originated by the Originator is an integral part of the Sponsor’s management of its capital. Since 1995, the Sponsor has engaged in public securitizations of mortgage loans originated by the Originator through affiliated depositors.

Delta Funding Corporation

Delta Financial Corporation, called “Delta Financial,” or the “Company,” and referred to as “we,” “our” or “us,” through its subsidiaries, engages in the consumer finance business by originating, securitizing and selling non-conforming mortgage loans. Our loans are primarily secured by first mortgages on one- to four-family residential properties. Throughout our 25-year operating history, we have focused on lending to individuals who generally do not satisfy the credit, documentation or other underwriting standards set by more traditional sources of mortgage credit, including those entities that make loans in compliance with conforming lending guidelines of Fannie Mae and Freddie Mac. We make mortgage loans to these borrowers for purposes such as debt consolidation, refinancing, education, home purchase and home improvements. We provide our customers with a variety of loan products designed to meet their needs, using a risk-based pricing strategy to develop products for different risk categories. Historically, the majority of our loan production has been fixed-rate with amortization schedules ranging from five years to 30 years.

We originate mortgage loans through our wholly owned subsidiary, Delta Funding Corporation, ("Delta Funding"), through two distribution channels, wholesale and retail. In the wholesale loan channel we receive applications from independent third-party mortgage brokers who submit loan applications on the borrower’s behalf. We currently originate the majority of our wholesale loans in 34 states, through a network of approximately 3,200 independent brokers. The broker’s role is to source the business, identify the applicant, assist in completing the loan application, and process the loans, including, among other things, gathering the necessary information and documents, and serving as the liaison between the borrower and us through the entire origination process. We review, process and underwrite the applications submitted by the broker, approve or deny the application, set the interest rate and other terms of the loan and, upon acceptance by the borrower and satisfaction of all conditions that we impose as the lender, lend the money to the borrower. Due to the fact that brokers conduct their own marketing and employ their own personnel to complete loan applications and maintain contact with borrowers - for which they charge a broker fee - originating loans through our broker network is designed to allow us to increase our loan volume without incurring the higher marketing and employee costs associated with retail originations. Additionally, on a limited basis, we purchased loans on a flow basis (which is typically the purchasing of individual loans shortly after the loans are originated, as opposed to bulk purchases, which entails purchasing typically larger pools of loans at one time) from several select independent correspondents. We re-underwrite every correspondent loan, in accordance with our underwriting standards, prior to purchasing.

Delta Funding originates retail loans under the name Fidelity Mortgage. Retail loan leads are developed primarily through our telemarketing system located in Cincinnati, Ohio, and also through Internet leads, direct mail and our network of ten origination centers located in nine states. The origination centers are typically staffed with considerably more loan officers and cover a broader area than the retail offices. Typically, contact with the customer is initially handled through our telemarketing center. Through our marketing efforts, the retail loan channel is able to identify, locate and focus on individuals who, based on historic customer profiles, are likely customers for our products. Our telemarketing representatives identify interested customers and forward these potential borrowers to a branch manager through our Click & Close® (“C&C”) system. The branch managers, in turn, distribute these leads to mortgage analysts via C&C by queuing the loan to a mortgage analyst’s “to do” list in C&C. The assigned mortgage analyst discusses the applicant’s qualifications and available loan products, negotiates loan terms with the borrower, ensures that an appraisal has been ordered from an independent third-party appraisal company (or may, when certain underwriting criteria have been met, obtain an insured automated valuation model (“Insured AVM”) value), orders a credit report from an independent, nationally recognized credit reporting agency and processes the loan through completion. Our mortgage analysts are trained to structure loans that meet the applicant’s needs while satisfying our lending guidelines. C&C is utilized to queue the loan to underwriters at the appropriate times for approvals and help to facilitate the loan application process through closing.

Delta Financial’s business strategy is to increase its loan originations platform by focusing its efforts on its broker and retail channels of originations by:

(1)	increasing the number of commission-based account executives responsible for generating new business;

(2)	continuing to provide top quality service to its network of brokers and retail clients;

(3)	maintaining its underwriting standards;

(4)	further penetrating its established and recently-entered markets and expanding into new geographic markets;

(5)           purchase loans on a flow basis from several select correspondents;

(6)	expanding its retail origination capabilities through larger call centers; and

(7)	continuing to leverage off of its proprietary web-based and workflow technology platform.

The Company’s corporate headquarters is located in approximately 99,000 square feet in a 230,600 square foot building located at 1000 Woodbury Road, Suite 200, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

Loan Underwriting

Underwriting Guidelines. We maintain written underwriting guidelines that are utilized by all employees associated with the underwriting process. Throughout our 25 year history, these guidelines have been reviewed and updated from time to time by senior underwriters and the head of risk management. We provide our underwriting guidelines to all of the brokers from whom we accept loan applications. Loan applications received from brokers are classified according to particular characteristics, including, but not limited to, the applicant’s:

•	ability to pay;

•	credit history (with emphasis on the applicant’s existing mortgage payment history);

•	credit score;

•	income documentation type;

•	lien position;

•	loan-to-value (“LTV”) ratio;

•	property type; and

•	general stability, in terms of employment history, time in residence, occupancy and condition and location of the collateral.

We have established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings ‘‘A’’ through ‘‘D,’’ with sub-ratings within those categories. Terms of loans that we make, as well as maximum LTV ratios and debt-to-income ratios, vary depending on the classification of the applicant and the borrower’s credit score. Loan applicants with less favorable credit ratings and/or lower credit scores are generally offered loans with higher interest rates and lower LTV ratios than applicants with more favorable credit ratings and/or higher credit scores. The general criteria our underwriting staff uses in classifying loan applicants are set forth in the following table:

DELTA FUNDING CORPORATION

Underwriting Guideline Matrix

DELTA FUNDING CORPORATION
1000 Woodbury Road
Woodbury, NY 11797
1-800-225-5335

MAXIMUM LOAN AMOUNTS SUBJECT TO LTV INCOME TYPE & OCCUPANCY

CREDIT PROGRAM MAX LOAN AMOUNT	MIN CREDIT SCORE	FULL INCOME CHECK	LIMITED INCOME & NO INCOME CHECK	AS STATED	FULL INCOME CHECK	LIMITED INCOME & NO INCOME CHECK	AS STATED	FULL INCOME CHECK	LIMITED INCOME & NO INCOME CHECK	FULL INCOME CHECK
A+ 0x30 Up to $1,000,000	660	100% 1st Mtg	100% 1st Mtg	90% 1st Mtg	90% 1st Mtg	85% 1st Mtg	70% 1st Mtg	100% 2nd mtg	100% 2nd Mtg	75% 2nd Mtg
	640	100% 1st Mtg	^100% 1st Mtg	85% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	100% 2nd Mtg	100% (80/20 only) #	75% 2nd Mtg
	620	100% 1st Mtg	^95% 1st Mtg	85% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	100% 2nd Mtg	90% 2nd Mtg	75% 2nd Mtg
	600	100% 1st Mtg	90% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	100% (80/20 only) #	85% 2nd Mtg	75% 2nd Mtg
	580	^100% 1st Mtg	90% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	N/A	100% (80/20 only) #	85% 2nd Mtg	75% 2nd Mtg
	550	90% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	N/A	85% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	525	85% 1st Mtg	80% 1st Mtg	N/A	80% 1st Mtg	N/A	N/A	N/A	N/A	N/A
	500	80% 1st Mtg	75% 1st Mtg	N/A	75% 1st Mtg	N/A	N/A	N/A	N/A	N/A
A1 1x30 Up to $1,000,000	660	100% 1st Mtg	^100% 1st Mtg	90% 1st Mtg	90% 1st Mtg	80% 1st Mtg	70% 1st Mtg	100% 2nd Mtg	95% 2nd Mtg	75% 2nd Mtg
	640	100% 1st Mtg	95% 1st Mtg	85% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	100% 2nd Mtg	90% 2nd Mtg	75% 2nd Mtg
	620	100% 1st Mtg	^95% 1st Mtg	85% 1st Mtg	85% 1st Mtg	80% 1st Mtg	70% 1st Mtg	100% 2nd Mtg	85% 2nd Mtg	75% 2nd Mtg
	600	^100% 1st Mtg	90% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	100% (80/20 only) #	80% 2nd Mtg	75% 2nd Mtg
	580	^95% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	N/A	90% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	550	90% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	N/A	85% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	525	85% 1st Mtg	75% 1st Mtg	N/A	75% 1st Mtg	N/A	N/A	N/A	N/A	N/A
	500	80% 1st Mtg	70% 1st Mtg	N/A	70% 1st Mtg	N/A	N/A	N/A	N/A	N/A
A2 2x30 Up to $700,000	640	95% 1st Mtg	90% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	90% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	620	^95% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	90% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	600	90% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	70% 1st Mtg	90% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	580	90% 1st Mtg	85% 1st Mtg	80% 1st Mtg	80% 1st Mtg	75% 1st Mtg	N/A	90% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	550	85% 1st Mtg	80% 1st Mtg	75% 1st Mtg	80% 1st Mtg	70% 1st Mtg	N/A	85% 2nd Mtg	80% 2nd Mtg	75% 2nd Mtg
	525	80% 1st Mtg	75% 1st Mtg	N/A	75% 1st Mtg	N/A	N/A	N/A	N/A	N/A
	500	75% 1st Mtg	70% 1st Mtg	N/A	70% 1st Mtg	N/A	N/A	N/A	N/A	N/A
B1 0x60 Up to $600,000	600	90% 1st Mtg	80% 1st Mtg	75% 1st Mtg	80% 1st Mtg	70% 1st Mtg		80% 2nd Mtg	80% 2nd Mtg	70% 2nd Mtg
	580	85% 1st Mtg	80% 1st Mtg	75% 1st Mtg	80% 1st Mtg	70% 1st Mtg		80% 2nd Mtg	80% 2nd Mtg	70% 2nd Mtg
	550	85% 1st Mtg	75% 1st Mtg	70% 1st Mtg	75% 1st Mtg	65% 1st Mtg		80% 2nd Mtg	75% 2nd Mtg	70% 2nd Mtg
	525	80% 1st Mtg	N/A	N/A	N/A	N/A		N/A	N/A	N/A
	500	75% 1st Mtg	N/A	N/A	N/A	N/A		N/A	N/A	N/A
B2 1x60 Up to $500,000	580	85% 1st Mtg	75% 1st Mtg	70% 1st Mtg	75% 1st Mtg			80% 2nd Mtg		
	550	80% 1st Mtg	70% 1st Mtg	70% 1st Mtg	70% 1st Mtg			80% 2nd Mtg		
	525	75% 1st Mtg	N/A	N/A	N/A			N/A		
	500	70% 1st Mtg	N/A	N/A	N/A			N/A		
C 1x90 Up to $500,000	580	80% 1st Mtg	75% 1st Mtg							
	550	80% 1st Mtg	70% 1st Mtg							
	525	75% 1st Mtg	N/A							
	500	70% 1st Mtg	N/A							
D1 1x120 Not in Fore Up to $400,000	550	70% 1st Mtg								
	525	65% 1st Mtg								
*** D2** In Fore Up to $400,000	550	60% 1st Mtg								

2nd Mortgages not available for:
- Credit scores < 550
- Unique properties
- As Stated Program
- Behind neg am 1st's
- NPO loans
- Mixed use or 5-8 fam

PROPERTY RESTRICTIONS:
^ Available for 1-2 Fam, condos, PUD's and Townhouses
3-4 Family requires next score level increase.

Max LTV for purchases on 3-4 Fam is 90%. Refis of 3-4 Fam are available to 100% LTV.

Minimum MV of $70,000 required for: all LTV's >90%, all "As Stated" loans >85% LTV and all NOO properties, regardless of LTV.
Minimum MV of $100,000 required for: all 1-2 Fam attached >90%, all 3-4 Fam >90%, and all NOO 1-2 Fam attached or 3-4 Fam > 85% LTV.

For Standalone 2nd Mortgages up to 90% CLTV
- 1-4 family and condos
- Min term: 60 months
- Not available for purchases
- Min loan amt: $40K
- Available Terms: 5/5 to 30/30 and all in between. No balloons.

Restrictions for Stand-alone 2nd Mortgages > 90% CLTV
- # Min 620 score required for 100% FIC stand-alone 2nd
- # Min 600 score required for 95% FIC stand-alone 2nd
- # Min 640 score required for 95% LIC/NIC stand-alone 2nd

MORTGAGE PAYMENT HISTORY & BANKRUPTCY LOOKBACK PERIOD

Rolling 30 day delinquencies count as 1x30 in all credit grades

Grade	Mortgage Payment History	Bankruptcy Lookback Period
A+	**EXCELLENT MORTGAGE HISTORY** 0x30 on mortgages within last 12 months. No foreclosure/NOD last 3 years.	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Chapter 13 discharge prior to closing.
A1	**EXCELLENT MORTGAGE HISTORY** 1x30 on mortgages within last 12 months. No foreclosure/NOD last 3 years.	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Chapter 13 discharge prior to closing. *Expanded BK guidelines: with 0x30 mortgage, Chapter 7 discharge >1 day (refis only).*
A2	**EXCELLENT MORTGAGE HISTORY** 2x30 on mortgages within last 12 months. No foreclosure/NOD last 2 years.	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Chapter 13 discharge prior to closing. *Expanded BK guidelines: with 1x30 mortgage, Chapter 7 discharge >1 day (refis only).*
B1	**GOOD MORTGAGE HISTORY** 0x60 on mortgages within last 12 months. No foreclosure/NOD last 2 years. ***If mtge history(s) for the past 12 mos is 0X30, the foreclosure/NOD and Ch 13 filing date lookback period will be lowered to 18 mos.***	**MINIMUM 2 YEARS OLD** Chapter 7 discharge or Chapter 13 filing. Open Chapter 13 considered. *Expanded BK guidelines: with 2x30 mortgage, Chapter 7 discharge >1 day (refis only).*
B2	**GOOD MORTGAGE HISTORY** Up to 1x60 rolling (max 3 mths consecutive) within last 12 months. No foreclosure/NOD last 18 months. ***If mtge hist for the past 12 mos is 0X30, the foreclosure/NOD and Ch 13 filing date lookback period will be lowered to 12 mos.***	**MINIMUM 1 YEAR OLD** Chapter 7 discharge or Chapter 13 filing. Open Chapter 13 considered. *Expanded BK guidelines: with 3x30 mortgage, Chapter 7 discharge >1 day (refis only).*
C	**FAIR MORTGAGE HISTORY** 1x90 on mortgages within last 12 months. No foreclosure/NOD last 12 months.	Chapter 7 must be discharged by closing. Open Chapter 13 considered.
D1	**POOR MORTGAGE HISTORY** 1x120 on mortgages within last 12 months. Mtg not in fore, and no worse than D90 at close.	Chapter 7 must be discharged by closing. Open Chapter 13 considered.
D2	**POOR MORTGAGE HISTORY** Open foreclosures considered case-by-case.	Chapter 7 must be discharged by closing. Open Chapter 13 considered.

Note: For LTV's over 80% and/or total gross income less than $25K/yr ($2083/mth), max DTI is 50% for programs A+ to D3. Exception to 55% DTI available up to 100% LTV with $3000 in gross disposable income (allowed for both 1st's and 2nd's).

* Lower LTV by 5% for program D2 in the following states: CT, ID, IL, IN, ME, MA, NJ, NY, OK, VT & WI.

** When using Expanded BK guidelines in programs A1 - B2, the mortgage on the subject property must have been opened prior to the Ch. 7 filing and must meet DFC's foreclosure/NOD restrictions for that program. Available for 1st mortgage owner-occ refis only, min 12 months history.

States DFC Not Lending In: AK, DC, HI, IA, KS, MS, ND, SD, WV.

Effective Date: 7/12/06

For 2nd Mortgages from 90.01% to 100% CLTV - Includes 80/20 Program
- Minimum market value: $100K
- Min loan amts: $40K standalone, $20K simul (NIC/LIC >90% LTV, min simul $25K).
- Available Terms: 5/5 to 30/30 and all in between. No balloons.
- Max cash out: $100K (debt consolidation is not counted as cash out).
- No qualifying borrower (borrower signing note) < 520 score
- Min disposable income: $1000 for scores > or = 600; $1300 for scores < 600
- Property Types: 1-2 Family and condos. 3 & 4 fam not eligible.
- FTHB needing NIC or LIC > 90% LTV requires 2 mos PITI reserves, no gifts permitted.
- Standalone 2nd mtges allowed on refis only. For purchases, only combo 1st & 2nd's are allowed.

-Max Loan Amounts and Combined Loan Amounts:

A+ FIC >=640 or A+ NIC/LIC >=640	All others
$200,000/ $800,000	$125,000/$500,000

We use these categories and characteristics as guidelines only. On a case-by-case basis, we may determine that the prospective borrower warrants an exception from the guidelines if sufficient compensating factors exist. Examples of compensating factors we consider include the following:

•	low debt ratio;

•	long-term stability of employment and/or residence;

•	excellent payment history on past mortgages; or

•	a significant reduction in monthly expenses.

The mortgage loans we originate generally have amortization schedules ranging from five years to 30 years, and bear interest at fixed rates and require equal monthly payments, which are due as of a scheduled day of each month. The adjustable-rate loans we originate, referred to as “2/28” or “3/27” products, generally contain features where rates are fixed for some period of time (two to three years) and then adjust every six months thereafter. We also offer an interest-only loan product that requires interest-only payments for the first five years of the loan, and then becomes a fully amortizing loan in year six through the end of its 30 year term. Additionally, we offer products which have a fixed rate throughout its term, and a thirty year maturity without a balloon payment that is comprised of a fixed monthly payment based on either a forty-year or a fifty-year amortization during the first ten years of such Mortgage Loan’s term and a fixed monthly payment based on a twenty year amortization during the next twenty years of such Mortgage Loan’s term. Substantially all of our mortgage loans are fully amortizing loans. The principal amounts of the loans we originate generally range from $40,000 to $800,000, however, we will consider loans of up to $1.2 million. We will lend up to 100% of the combined LTV ratio. Our loans are generally secured by one- to four-family residences, including condominiums and town-houses, and these properties are usually occupied by the owner. It is our policy not to accept commercial properties or unimproved land as collateral. However, we will accept mixed-use properties, such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes, and we will accept small multifamily properties of five to eight units, both at reduced LTV ratios. We do not originate loans where any senior mortgage contains an open-end advance, negative amortization or shared appreciation provisions - all of which could have the effect of increasing the amount of the senior mortgage, thereby increasing the combined LTV, and increasing the risk of the loan to us.

Documentation and Review. Our mortgage loan programs include:

•	a full income verification program;

•	a limited income verification program;

•	a no income verification program for self-employed borrowers; and

•	a stated income program.

Our borrowers’ total monthly debt obligations - which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness - generally are 50% or less of the borrower’s monthly gross income. Some of our borrowers will qualify using our maximum debt-to-income ratio of 55%. For loans to borrowers who are salaried employees, we require current employment information in addition to employment history. We verify this information based on one or more of the following items: written confirmation from employers, recent pay-stub, recent W-2 tax form, recent tax return, bank statements and telephone confirmation from the employer. For our limited income verification program, we require either six months of bank statements or a job letter to be submitted which contains substantially the same information one would find on a standard verification of employment form, including:

•	job position;

•	length of time on job;

•	current salary; and

•	the job letter should appear on the employer’s letterhead and include the telephone number and signature of the individual completing the letter on behalf of the employer.

For our no income verification program, we require proof of self-employment in the same business for two years. We only offer our stated income program, which represents a very small percentage of our loans, for better credit quality borrowers where telephone verification is performed by an underwriter to verify that the borrower is employed. We usually require lower combined LTV ratios with respect to loans made under programs other than the full documentation program.

We assess a borrower’s credit-worthiness primarily based on the borrower’s mortgage history and credit score, and we generally adjust our pricing and LTV ratios based on many other risk parameters. Our borrowers often have either (a) mortgage or other credit delinquencies, (b) problems providing documentation generally required by traditional lenders, and/or (c) collateral types against which traditional lenders generally will not lend. Qualification for a loan is based primarily upon our risk-based pricing model and guidelines, which we have developed over our 25-year history and our extensive database of prior loan performance. Because there are compelling circumstances with some borrowers, we employ experienced non-conforming mortgage loan underwriters to review the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. An applicant’s credit record will often be impaired by personal circumstances, including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing.

As of December 31, 2006, we had a staff of 92 underwriters with an average of nine years of non-conforming lending experience and six years working for us. All underwriting functions for broker originations are conducted in our Woodbury, New York headquarters and our regional offices in Jacksonville, Florida and Dallas, Texas. All underwriting functions for retail originations are conducted in our Cincinnati, Ohio retail underwriting ‘‘hub,’’ our Phoenix, Arizona regional office and our Woodbury, New York headquarters. We do not delegate underwriting authority to any third party. Our underwriting department functions independently of our business development and sales departments and does not report to any individual directly involved in the sales origination process. Our underwriters are trained to review all components of the loan to determine its compliance with our underwriting guidelines.

As the underwriting department employs underwriters with different levels of experience and seniority, we have instituted underwriting internal controls that limit approval authority by underwriting position. These limits are based on maximum loan amount and LTV ratios, ensuring that loans at the highest dollar or LTV-limits we offer are reviewed and approved only by the underwriting department’s most senior members. Also, for all files initially reviewed by lower level underwriters, a second review of the file is performed by a more senior underwriter prior to closing the loan.

Appraisals; Insured AVMs and Quality Control. We underwrite every loan submitted by thoroughly reviewing credit and by performing the following:

•	a separate appraisal review is conducted by our underwriter and/or appraisal review department, except where an appraisal is centrally ordered by us or an Insured AVM is utilized; and

•	a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations.

When we utilize appraisals, we require that they be performed by third-party, fee-based appraisers and to conform generally to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property. We perform an appraisal review on each loan prior to closing on appraisals that were not centrally ordered by us. We do not believe that the general quality control practices of many conventional mortgage lenders, which is to perform only drive-by appraisals after closings, provides sufficient protection for non-centrally ordered appraisals. As such, in addition to reviewing each of these appraisals for accuracy, we access alternate sources to validate sales used in the appraisals to determine market value. These sources include:

•	Multiple Listing Services;

•	assessment and sales services, such as Comps, Inc., Pace and RealQuest;

•	on-line Internet services, such as Realtor.com; and

•	other sources for verification, including broker price opinions and market analyses by local real estate agents.

For quality control purposes, using the criteria that we have developed over time, we actively track and grade all appraisers from whom we accept appraisals. We do not accept work from appraisers who have not conformed to our review standards.

When certain underwriting criteria have been met, we may utilize an Insured AVM in lieu of an appraisal for certain originations. If a borrower has a 620 or higher credit score, the property is either one-family or condominium and the loan amount is $500,000 or less, we may utilize an Insured AVM in lieu of an appraisal, as described below. An Insured AVM is the coupling of a third party valuation estimate and insurance on that value. The third-party automated valuation models (“AVM”) providers have created computer programs that use relevant real estate information, such as sales prices, property characteristics and demographics, to calculate a value for a specific property. Public records are the primary data source for an Insured AVM, and the quality of the values that they generate varies depending upon the data they use and their design. AVMs are complex programs incorporating a variety of forecasting techniques including linear regression, expert systems, neural networks, artificial intelligence and other methodologies. The different methodologies, algorithms, and variables used by the third-party AVM providers may vary greatly and affect their reliability and accuracy.

Once an acceptable AVM has been generated, we will order a property condition report through the third-party AVM provider. One of the weaknesses in using an AVM to value a property is the lack of a physical exterior or interior inspection of the property. To mitigate some of this inherent weakness, we require a property condition report for each AVM considered for use. A property condition report is a limited physical external inspection of the property. The primary benefit of using AVMs is that they substantially reduce the time to complete a value estimate on a property.

At the closing of the loan, we will purchase insurance from a company that meets our minimum requirements (i.e. A.M. Best Rating of A+) that will insure the value of the property. In the event the borrower defaults upon their loan, resulting in the liquidation of the property, the insurance company may have to pay a portion of any losses we incur. A retroactive appraisal is performed as of the original valuation date when a loss arises involving an Insured AVM. If the Insured AVM value is found to exceed the appraisal value by more than a specific tolerance percentage (i.e., 10%), the insurer must reimburse us for the losses incurred from the disposal of the property or for the difference in values, whichever is less, plus certain other expenses.

For quality control purposes, we perform post-funding reviews on Insured AVMs, similar to our appraisal post-funding reviews.

After completing the underwriting and processing of a brokered loan, we schedule the closing of the loan with an approved closing attorney or settlement agent. We hold the closing attorney or settlement agent responsible for completing the loan closing transaction in accordance with applicable law and our operating procedures. We also require title insurance that insures our interest as a lender, and evidence of adequate homeowner’s insurance naming us or our servicing agent as an additional insured party on all loans.

We perform a post-funding quality control review to monitor and evaluate our loan origination policies and procedures. The quality control department is separate from the underwriting department and reports directly to a member of senior management.

Our quality control department samples at least 10% of all loan originations and performs a full quality control re-underwriting and review, the results of which are reported to senior management on a quarterly basis. On a daily basis, should the need arise, the manager of quality control underwriting will notify senior management of any critical loan findings. The sample of loans reviewed is selected in the following manner:

•	all early default payments and customer complaints;

•	at least 5% of all funded loans each month are selected on a random basis; and

•
targets, which may be based on sources of business (both internal branches/teams and external brokers, areas or other third parties) or products (perceived riskier products and newly offered products).

If any discrepancies are discovered during the review process, a senior quality control underwriter re-reviews the loan and proceeds with any necessary follow-up actions. Discrepancies noted by the review are analyzed and corrective actions are instituted. A typical quality control underwriting review currently includes:

•	re-verifying the credit report;

•	reviewing loan applications for completeness, signature, and consistency with other processing documents;

•	obtaining new written and/or verbal verification of income and employment from employer;

•	obtaining new written and/or verbal verification of mortgage to re-verify any outstanding mortgages, if necessary;

•	obtaining a new verification of value and/or photo for each property; and

•	analyzing the underwriting and program selection decisions.

We update the quality control process from time to time as our policies and procedures change.

Click & Close®. C&C is a proprietary web-based system that we developed internally to streamline and integrate our origination process. C&C opens an online channel of communications between us, brokers, borrowers and a wide range of other mortgage information sources. C&C includes an integrated imaging system that reduces paper flow and allows loans to be handled simultaneously by multiple employees in the originations process. We currently use C&C to automate and facilitate many of our origination processes, including but not limited to:

•	logging in and tracking applications in our retail and wholesale channels;

•	increasing the amount of internal loan origination processes that can be handled electronically, which reduces paper flow between account managers, mortgage analysts, loan processors and underwriters;

•	generating pre-approvals utilizing our risk-based pricing model;

•	generating stipulation sheets, preliminary disclosures and other documents; and

•	easy, real time supervisory oversight to ensure all applications are being worked on in a timely manner.

We are continuing to improve C&C to further streamline our processes and to reduce the paper flow required throughout the mortgage origination process. Our goal is to become paperless and, ultimately, lower our cost to originate.

Static Pool Information

For each trust fund discussed above, the Depositor will provide, to the extent material, static pool information with respect to the experience of the Sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the Depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average LTV ratio; the distribution of mortgage loans by mortgage rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the Depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Description of the Securities

General

Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series pursuant to either a separate servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee. A form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates.

The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However, payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the primary assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the distribution account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

Book-Entry Securities

If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more securities which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC (“Cede”). Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the omnibus positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical security representing that security called a “definitive security.” Unless and until definitive securities are issued, it is anticipated that the only “certificateholder” or “noteholder”, as applicable, will be Cede, as nominee of DTC. Owners are only permitted to exercise their rights indirectly through participants and DTC.

Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose. In turn, the financial intermediary’s ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners. Accordingly, although owners will not possess definitive securities, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

Beneficial owners will not receive or be entitled to receive definitive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the rules of DTC and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a limited liability company. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance System plc, a United Kingdom corporation. All operations are conducted by Euroclear Bank SA/NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank SA/NV, not Euroclear Clearance System plc. Euroclear Clearance System plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank SA/NV are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear Bank SA/NV acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the owners that it represents.

Under a book-entry format, owners may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports on the applicable trust fund will be provided to Cede, and may be made available by Cede to owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the owners’ book-entry securities are credited.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities. Clearstream or Euroclear Bank SA/NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive securities will be issued to owners, or their nominees, rather than to DTC, only if:

•
DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the Depositor or the trustee is unable to locate a qualified successor, or

•	the Depositor, with the consent of the related DTC participants, elects to terminate a book-entry system through DTC, or

•
after the occurrence of an event of default, owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

Neither the Depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Valuation of the primary assets

If specified in the related prospectus supplement for a series of notes, each mortgage loan or underlying security—sometimes called the primary asset—included in the related trust fund for a series will be assigned an initial asset value. At any time the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

•
the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of the related series over periods equal to the interval between payments on the notes, and

•	the then principal balance of the primary assets.

The initial asset value of the primary assets will be set forth in the prospectus supplement and generally will be at least equal to the principal amount of the notes of the related series at the date of issuance those notes.

The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is so insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of interest

The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

Payments of principal

On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to that class of securities be distributed to such holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final scheduled distribution date

The final scheduled distribution date with respect to each class of notes is the latest date by which the principal of that class will be fully paid and with respect to each class of certificates will be the date on which the entire aggregate principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution of principal of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution of principal of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series.

Special redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of a series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement if, as a result of prepayments on the primary assets or low yields then available for reinvestment the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on such securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to the designated interest accrual date. In this event and as further described in the related prospectus supplement, the trustee will redeem a sufficient principal amount of outstanding securities of the series so that the available interest amount will equal the amount of interest that will have accrued through the designated interest accrual date for such series of securities outstanding immediately after this redemption.

Optional redemption, purchase or termination

The Depositor, the seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the primary assets from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement is less than the amount or percentage, not more than 25%, specified in the related prospectus supplement. In addition, if so specified in the related prospectus supplement upon particular events of insolvency or receivership of the Depositor, the seller or another affiliated entity specified in the related prospectus supplement, the related primary assets of the trust fund will be liquidated and the trust fund will be terminated, subject to the conditions set forth in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a real estate mortgage investment conduit (“REMIC”) election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended (the “Code”).

Weighted average life of the securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of the securities will be influenced by the rate at which the principal of the related primary assets is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities of a series, and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

There is, however, no assurance that prepayment of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans or underlying loans either from time to time or over the lives of the loans or underlying loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans for a series, these loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by these loans. In this regard, it should be noted that the loans or underlying loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans. If any loans or underlying loans for a series have actual terms-to-stated maturity that are less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

The Trust Funds

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Each trust fund will include:

•	the primary assets;

•	amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

•	any credit enhancement or the rights to that credit enhancement;

•	any mortgaged property that secured a mortgage loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

•
the amount, if any, initially deposited in the pre-funding account, capitalized interest account, collection account, certificate account or distribution account for a series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the Depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be transferred by the Depositor to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series consisting of only certificates or a sale and servicing agreement among the Depositor, the seller, the trust fund and the servicer, with respect to a series that includes notes.

As used in this prospectus, agreement means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series that includes notes, the indenture and the sale and servicing agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the related trust fund specified in the related prospectus supplement.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds of the primary assets and other contemplated assets, issuing securities and making payments and distributions on the issued securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement.

An applicable agreement may provide that additional loans may be added to the trust fund if these loans were originated or acquired by the seller in the ordinary course of its business, the inclusion of the loans will maintain or increase the level of overcollateralization and the inclusion of the loans will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The loans

The primary assets for a series of securities may consist, in whole or in part, of closed-end home equity loans secured by mortgages primarily on single-family mortgaged properties which may be subordinated to other mortgages on the same mortgaged property. The home equity loans may have fixed or adjustable interest rates and may provide for other payment characteristics.

The full principal amount of a home equity loan is advanced at origination of the loan and generally (other than interest-only mortgage loans or stepped fixed rate mortgage loans) is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the home equity loan rate on the loan and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date payment will not affect the relative applications of principal and interest. The loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

The mortgaged properties will include single family property, including one- to four-family residential housing, condominium units and cooperative dwellings, five- to eight-family residential properties and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Uses may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers. The properties may be located in suburban or metropolitan districts. Any non-residential use will be in compliance with local zoning laws and regulations. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

•
the making of a representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s records.

The mortgaged properties also may include non-owner occupied investment properties, vacation and second homes.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;

•
the range and weighted average home equity loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current home equity loan rates and the lifetime rate caps, if any;

•	the range and average outstanding principal balance of the loans;

•	the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of combined LTV ratios or LTV ratios for the loans, as applicable;

•	the percentage, by outstanding principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

•	the geographic distribution of the mortgaged properties securing the loans;

•
the percentage of loans, by principal balance as of the cut-off date, that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•	the lien priority of the home equity loans; and

•	the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 10-D to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the related securities.

In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 10-D.

Collection, certificate and distribution accounts

A separate collection account or certificate account will be established for each series of securities for receipt of all amounts received on or with respect to the related primary assets. Amounts on deposit in the collection account and amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, may be deposited in one or more distribution accounts. Funds in the collection, certificate and distribution accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the collection account, than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account and the certificate account, than the day preceding the next distribution date for the related series of securities.

Pre-funding and capitalized interest accounts

If specified in the related prospectus supplement, a trust fund will include one or more segregated trust accounts, referred to in this prospectus as a pre-funding account, established and maintained with the trustee for the related series. If so specified, on the closing date for the related series, a portion of the proceeds of the sale of the securities of the related series not to exceed 50% of the aggregate principal amount of the series, referred to as the pre-funded amount, may be deposited in the pre-funding account and may be used to purchase additional primary assets during the period of time not to exceed six months specified in the related prospectus supplement, referred to as the pre-funding period. Pending the purchase of additional primary assets, funds deposited in the pre-funding account will be invested in eligible investments. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, that amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of the applicable series.

Each additional primary asset must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. The eligibility criteria will be determined in consultation with each rating agency and/or any credit enhancer prior to the issuance of the related series and are designed to ensure that if additional primary assets were included as part of the initial primary assets, the credit quality of the initial primary assets would be consistent with the initial rating of the securities of the related series. The eligibility criteria will apply to the pool of primary assets, including the subsequent primary assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined LTV ratio. Depending on the composition of the original primary assets and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of primary assets such as balloon loans or loans secured by other than primary residences. The Depositor will certify to the trustee that all conditions precedent to the transfer of the additional primary assets, including the satisfaction of the eligibility criteria, to the trust fund, have been satisfied. It is a condition to the transfer of any additional primary assets to the trust fund that each rating agency, after receiving prior notice of the proposed transfer of the additional primary assets to the trust fund, shall not have advised the Depositor or the trustee or any credit enhancer that the conveyance of additional primary assets will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional primary assets to the trust fund, the aggregate characteristics of the primary assets then held in the trust fund may vary from those of the initial primary assets of the trust fund. As a result, the additional primary assets may adversely affect the performance of the related securities.

If a pre-funding account is established, one or more segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the securities of that series will be deposited in the segregated trust account and used to fund the excess, if any, of the sum of:

(a)	the amount of interest accrued on the securities of the series, and

(b)	if specified in the related prospectus supplement, fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over

(c)	the amount of interest available for these fees or expenses from the primary assets in the trust fund.

If so specified in the related prospectus supplement, amounts on deposit in the segregated trust account may be released to the seller prior to the end of the pre-funding period subject to the satisfaction of tests specified in the related prospectus supplement. Any amounts on deposit in the segregated trust account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Eligible investments

Each agreement generally will define eligible investments to include the following:

(a)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that these obligations are backed by the full faith and credit of the United States;

(b)
repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of their acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

(c)
certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

(d)
commercial paper, having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their highest short-term rating categories;

(e)
short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their respective highest rating category of long-term unsecured debt; and

(f)
interests in any money market fund which at the date of acquisition of the interests in that money market fund and throughout the time as the interest is held in that money market fund has a rating of “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), and either “AAAm” or “AAAm-G” by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”);

provided that no instrument described above may evidence either the right to receive:

(a)	only interest with respect to the obligations underlying the instrument, or

(b)
both principal and interest payments derived from obligations underlying the instrument where the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

provided, further, that no instrument described above may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

To the extent any investment would require registration of the trust fund as an investment company, the investment will not constitute an eligible investment.

Enhancement

The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

•
Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

•
Excess Interest which will equal the excess, if any, of the interest paid or advanced on the mortgage loans over the interest owed on the securities will be used to cover losses and maintain the required amount of overcollateralization on the securities;

•
Overcollateralization which will equal the excess of the aggregate principal balance of the primary assets over the aggregate principal balance of the securities. Overcollateralization may take the form of the initial or subsequent deposit of primary assets to create this excess or may build over time from the application of excess cash amounts generated by the primary assets to accelerate the amortization of the applicable class or classes of securities;

•	Cross Collateralization which will require that the payments received on one group of mortgage loans be used to make payments on securities relating to a different group of mortgage loans;

•
Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the primary assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

•
Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the primary assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

•
Insurance Policies which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

•
Subordinate Securities which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the primary assets may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series;

•	Interest Rate Swap Agreements which convert floating or fixed rate payments, as applicable, on the primary assets into fixed or floating rate payments, as applicable, on the securities; or

•	Interest Rate Cap or Floor Agreements which are intended to provide protection against changes in floating rates of interest payable on the primary assets and/or the securities.

The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicing of Loans

Customary servicing functions with respect to loans comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related sale and servicing agreement or pooling and servicing agreement, as the case may be, with respect to a series of securities. The servicer will be the entity identified in the related prospectus supplement.

Collection procedures; escrow accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related agreement for a series and any applicable credit enhancement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a home equity loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan.

The servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require these payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to the loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related home equity loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to these accounts when a deficiency exists in any of these escrow accounts.

Deposits to and withdrawals from the collection account or the certificate account

The trustee or the servicer will establish a separate account in the name or for the benefit of the trustee. The collection account and/or certificate account will be an account maintained:

•
at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the account are rated by each rating agency rating the securities of the related series at levels satisfactory to each rating agency or

•
in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, referred to as FDIC, or which are secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account or the certificate account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account or certificate account.

The servicer will segregate and hold all funds that are collected and received pursuant to each mortgage loan separate and apart from any of its own funds and general assets. The servicer will also establish and maintain in the name of the trustee one or more collection accounts held in trust for the benefit of the trustee and the securityholders.

With respect to either affiliated sub-servicers or sub-servicers that service 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities. The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account. Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a Collection Account or remit the funds to the master servicer for deposit into the collection account.

The servicer will provide static pool information through its internet website as set forth in the prospectus supplement.

The servicer, the seller or the trustee will deposit into the collection account for each series, within the period specified in the related prospectus supplement, the following payments and collections received or made by it, other than, in respect of principal of and interest on the related primary assets due or, in the case of simple interest loans, received, on or before the related cut-off date:

(a)	all payments on account of principal, including prepayments, on the primary assets;

(b)
all payments on account of interest on the primary assets after deducting from these payments, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of the primary assets;

(c)
all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect of the primary assets, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account or the certificate account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset and, to the extent specified in the related prospectus supplement, net of reimbursements for related delinquency advances and servicer advances;

(d)
all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

(e)	all amounts required to be deposited in the collection account from any applicable reserve fund for the series pursuant to the related agreement;

(f)	all delinquency advances made by the servicer required pursuant to the related agreement; and

(g)	all repurchase prices of any primary assets repurchased by the servicer or the seller pursuant to the related agreement.

The servicer is permitted, from time to time, to make withdrawals from the collection account or the certificate account for each series for the following purposes:

(a)
to reimburse itself for delinquency advances and servicing advances for a series made by it pursuant to the related agreement; the servicer’s right to reimburse itself for delinquency advances and servicing advances is limited to amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

(b)
to reimburse itself for any delinquency advances and servicing advances for a series that the servicer determines in good faith it will be unable to recover from amounts of liquidation proceeds or the proceeds of insurance policies;

(c)
in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

(d)	to reimburse itself or the seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

(e)
to pay to the applicable person with respect to each primary asset or real estate owned (“REO”) property acquired in respect of each primary asset that has been repurchased or removed from the trust fund by the seller or the servicer pursuant to the related agreement, all amounts received on the primary asset and not distributed as of the date on which the related repurchase price was determined;

(f)
to make payments to the trustee of the related series for deposit into the distribution account, if any, or for remittance to the holders of the related series in the amounts and in the manner provided for in the related agreement; and

(g)	to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited in the collection account, it may, at any time, withdraw that amount from the collection account.

Advances and limitations on advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make delinquency advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Delinquency advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any delinquency advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable.

Maintenance of insurance policies and other servicing procedures

The servicer will be required to maintain or to cause the obligor on each home equity loan to maintain a hazard insurance policy naming the servicer as loss payee under that policy and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.

In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from any of the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin;

•	rodents;

•	insects or domestic animals;

•	theft; and

•	in some cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located in a federally designated special flood hazard area at the time of origination of the related loan, the applicable agreement requires the servicer to cause to be maintained flood insurance, to the extent available, in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the loan balance of the applicable loan the principal balance of any mortgage loan senior to that loan from time to time.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of:

(a)	the replacement cost of the improvements less physical depreciation or

(b)	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each obligor will be required to maintain, coverage in an amount at least equal to the greater of:

(a)	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or

(b)	the outstanding principal balance of the related loan plus the balance of any senior mortgage.

The servicer will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a default loan, other than pursuant to any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. Except as described below, all amounts collected by the servicer under any hazard policy, except for amounts applied or expected to be applied to the restoration or repair of the property or released to the borrower in accordance with the servicer’s normal servicing procedures, will be deposited in the collection account. The applicable agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against hazard losses to the collateral securing the home equity loans. If the blanket policy contains a deductible clause, the servicer will deposit into the collection account the amount not otherwise payable under the blanket policy because of that deductible clause.

Realization upon defaulted loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

•	restoration or foreclosure will increase the liquidation proceeds in respect of the related home equity loan available to the holders after reimbursement to itself for its expenses and

•	the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within three years after the year of the acquisition of the beneficial ownership of that mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

Enforcement of due-on-sale clauses

When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable “due-on-sale” clause, if any, unless exercise of the servicer’s rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

Servicing compensation and payment of expenses

The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for distribution to securityholders an amount equal to one month’s interest on the related loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee or other specified amount for that month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances made. In addition, the servicer will be entitled to reimbursement for delinquency advances as described above under “—Advances and limitations on advances.”

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

Evidence as to compliance

Each servicing agreement with respect to a series of certificates will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee, for inclusion as an exhibit to the Form 10-K of the issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Section 1122(d) of Regulation AB of the Exchange Act, including, but not limited to, the following:

General Servicing Criteria

1.	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

2.	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities;

3.	any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

4.
a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

Cash Collection and Administration

1.	payments on the mortgage loans are deposited in the collection account in any clearing accounts in accordance with the terms of the servicing agreement

2.	wire transfers to investors are made by authorized personnel;

3.	advances are made in accordance with the terms of the servicing agreement; and

4.	all accounts are separately maintained in accordance with the terms of the servicing agreement.

Investor Remittances and Reporting

1.	reports to investors are maintained in accordance with the terms of the servicing agreement; and

2.	amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

Pool Asset Administration

1.	the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

2.	any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

3.	payments on the mortgage loans are posted to the servicer’s records in accordance with the terms of the servicing agreement;

4.	changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

5.	records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

6.	adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

7.	escrow accounts are kept in accordance with the terms of the servicing agreement.

Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that a review was conducted of the servicer’s activities and performance during the applicable reporting period under such officer’s supervision and that based on such review, the servicer has fulfilled its obligations under the related agreement throughout the preceding year, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof. To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee. Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

Copies of the annual accountants’ statement and the officer’s statement of the servicer may be obtained by securityholders without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

Certain matters regarding the servicer

If an event of default occurs under either a sale and servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee, master servicer or a successor servicer. Unless otherwise specified in the related prospectus supplement, events of default and the rights of the trustee upon an event of default under the applicable agreement for the related series will be substantially similar to those described under “The Agreements—Events of default; Rights upon event of default—Pooling and servicing agreement; Sale and servicing agreement.”

The servicer may assign its rights and delegate its duties and obligations under the related agreement for each series if the successor servicer accepting the assignment or delegation:

(a)	services similar loans in the ordinary course of its business,

(b)	is reasonably satisfactory to the trustee for the related series,

(c)
would not cause any rating agency’s rating of the securities for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer and

(d)
executes and delivers to the trustee and the credit enhancer, if any, an agreement, in form and substance reasonably satisfactory to the trustee, and the credit enhancer, if any, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of the related agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the related agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

The servicer will not be under any liability to the trust fund or the securityholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement. Each applicable agreement further will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust fund and will be held harmless to the extent provided in the applicable agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the applicable agreement or by reason of the servicer’s reckless disregard of its obligations and duties under the applicable agreement.

Each applicable agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the applicable agreement and that in its opinion may involve it in any expense or liability. The servicer, however, in its discretion, may undertake any action that it may deem necessary or desirable with respect to the applicable agreement and the rights and duties of the parties to that agreement and the interest of the securityholders and the credit enhancer, if any, under that agreement. In this event, the legal expenses and costs of an action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed for these expenses to the extent provided in the applicable agreement. The servicer’s right to indemnity or reimbursement will survive any resignation or termination of the servicer with respect to any losses, expenses, costs or liabilities arising prior to the servicer’s resignation or termination, or arising from events that occurred prior to any resignation or termination. Any claims by or on behalf of the securityholders or the trust fund will be made only against the servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

The Agreements

The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

Assignment of primary assets

At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the Depositor and the Depositor will transfer, convey and assign to the trust fund, all right, title and interest of the transferor in the primary assets and other property to be transferred to the trust fund for a series. An assignment will include all principal and interest due or received on or with respect to the primary assets after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

Assignment of loans. The Depositor will, as to each loan, deliver or cause to be delivered by the seller to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the seller will certify that the original of such mortgage was delivered to such recording office; and

•	an assignment of the mortgage in recordable form.

The trustee or the custodian will hold such documents in trust for the benefit of the holders.

The seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the related prospectus supplement, the seller will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event, the applicable agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Each loan will be identified in a schedule appearing as an exhibit to the related agreement. This schedule will specify with respect to each loan:

•	the original principal amount and unpaid principal balance as of the cut-off date;

•	the current interest rate;

•	the current scheduled payment of principal and interest;

•	the maturity date, if any, of the related mortgage note; and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

Assignment of private securities. The Depositor will cause private securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. The trustee generally will not be in possession of or be assignee of record of any underlying assets for a private security. Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the applicable agreement, the Depositor will represent and warrant to the trustee regarding the private securities that:

(a)	the information contained in the applicable schedule is true and correct in all material respects;

(b)
immediately prior to the conveyance of the private securities, the Depositor had good title to the private securities, and was the sole owner of the private securities, subject to any retained interest;

(c)	there has been no other sale by it of the private securities; and

(d)	there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the private securities.

Repurchase and substitution of non-conforming primary assets. If any document in the file relating to the primary assets delivered to the trustee, or custodian, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure that defect within 90 days, or within any other period specified in the related prospectus supplement, the seller will, not later than 90 days or within any other period specified in the related prospectus supplement, after the trustee’s notice to the seller of the defect, repurchase the related primary asset or any property acquired in respect of the primary asset from the trustee at a price equal to the outstanding principal balance of the primary asset and accrued and unpaid interest to the date of the repurchase/substitution of the primary asset at the rate set forth in the related agreement.

The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that:

(a)	with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities, and

(b)
with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Any substitute primary asset will have, on the date of substitution,

•
an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders;

•	an interest rate not less than, and not more than 1% greater than, the interest rate or margin of the removed primary asset;

•	a mortgage rate of the same or higher level of priority as the removed primary asset;

•	a remaining term-to-stated maturity not greater than, and not more than six months less than, that of the removed primary asset; and

•	will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a substitute primary asset for the affected primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

Reports to holders

The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon after the distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(a)	all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the securities;

(b)	the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

(c)	the amount of interest distributed to holders of the related securities and the current interest on the securities;

(d)	the amounts of

(1)	any overdue accrued interest included in the distribution,

(2)	any remaining overdue accrued interest with respect to the securities or

(3)	any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

(4)	reimbursement of advances and reimbursement from amounts on deposit in the collection account

(5)
deposits in the collection account, distribution account, and any other account maintainedfor the benefit of the securityholders as of the previous distribution date and of the related distribution date, and any material account activity during the period;

(d)	the amounts of distribution,

(1)	any overdue payments of scheduled principal included in the distribution,

(2)	any remaining overdue principal amounts with respect to the related securities,

(3)	any current shortfall in receipt of scheduled principal payments on the related primary assets or

(4)	any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the related securities;

(e)
the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any, as well as any amounts drawn on such credit support to the extent applicable;

(f)	the number and aggregate principal balance of loans that were delinquent

(1) one monthly payment,

(2) two monthly payments and

(3) three or more monthly payments,

as of the end of the prior collection period;

(g)	the number and aggregate principal balance of loans in foreclosure, as of the end of the prior collection period;

(h)
the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, such distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

(i)	the aggregate principal balance of loans which became REO during the prior collection period;

(j)	the book value of any REO property acquired by the related trust fund;

(k)	the amount of losses realized during the prior collection period;

(l)	the aggregate principal balance of loans repurchased during the prior collection period;

(m)	the amount of the servicing fee for the prior collection period;

(n)	during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional primary assets since the preceding distribution date;

(o)	during the pre-funding period, the amount remaining in the segregated trust account;

(p)	if applicable, any tests or calculations to determine whether any trigger events were met or not;

(q)	material breaches of representations and warranties or covenants with respect to the mortgage loans, as well as any material modifications or waivers of trigger events;

(r)
material breaches of representations and warranties or covenants, as well as any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that cumulatively become material over time;

(s)
if the related prospectus supplement provides for pre-funding, the aggregate principal balance of all subsequent mortgage loans added to the mortgage pool and the balance remaining in the pre-funding account; and

(p)	any other information as specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the applicable calendar year the aggregate of amounts reported pursuant to (a), (b), and (d)(1) above for that calendar year and any information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent registered public accounting firm. However, the servicer will provide to the trustee a report by an independent registered public accounting firm with respect to the servicer’s servicing of the loans.

If so specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this event, owners of beneficial interests in the securities will not be considered holders and will not receive reports directly from the trustee.

The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences book-entry securities. Beneficial owners will receive their reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of the entities.

Events of default; rights upon event of default

Servicing agreement; Pooling and servicing agreement. Events of default under the servicing agreement or pooling and servicing agreement for each series of securities relating to loans will be specified in the related prospectus supplement and may include:

(a)
any failure by the servicer to deposit amounts in the collection account and/or certificate account and/or distribution accounts required to be made under the applicable agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the servicer by the trustee for the related series, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series;

(b)
any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for 30 days after the giving of written notice of failure to the servicer by the trustee, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series; and

(c)
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, the trustee for the series or holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for that series with, if specified in the related prospectus supplement, the consent of the enhancer, may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the applicable agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the applicable agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the applicable agreement.

During the continuance of any event of default of the servicer under an agreement for a series of securities, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of the related series, and, unless otherwise specified in the related prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in or by pursuit of a remedy or exercise of any trusts or powers. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

Indenture. Events of default under the indenture for each series of notes will include:

(a)	a default for 30 days or more in the payment of any principal of or interest on any note of a series;

(b)
failure to perform any other covenant of the seller or the trust fund in the indenture which continues for a period of 60 days after notice of the failure to perform is given in accordance with the procedures described in the related prospectus supplement;

(c)
any representation or warranty made by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within 60 days after notice of it is given in accordance with the procedures described in the related prospectus supplement;

(d)	some events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

(e)	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series with, if specified in the related prospectus supplement, the consent of the enhancer, may declare the principal amount, or, if the notes of that series are zero coupon securities, a portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the related series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of the series for 30 days or more, unless:

(a)	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to sale;

(b)	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

(c)
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if these notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

If specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of these notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with a request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series affected by the default in payment.

The trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the Depositor, or the seller. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the applicable agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by the appointment; provided that the trustee will continue to be responsible for its duties and obligations under the applicable agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificateholders and for the notes.

Duties of the trustee

The trustee will not make any representations as to the validity or sufficiency of the applicable agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the applicable agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the applicable agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of its funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of trustee

The trustee may, upon written notice to the Depositor, and if specified in the related prospectus supplement, the enhancer, if any, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

(a)	if the trustee ceases to be eligible to continue as trustee under the applicable agreement;

(b)	if the trustee becomes insolvent; or

(c)	by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the Depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of agreement

The applicable agreement for each series of securities may be amended by the Depositor, the seller, the servicer and the trustee with respect to the series, without notice to or consent of the holders:

(a)	to cure any ambiguity,

(b)	to correct any defective provisions or to correct or supplement any provision in the agreement,

(c)	to add to the duties of the seller, the trust fund or servicer,

(d)	to add any other provisions with respect to matters or questions arising under the applicable agreement or related credit applicable enhancement,

(e)
to add or amend any provisions of the applicable agreement as required by a rating agency in order to maintain or improve the rating of the securities, it being understood that none of the seller, the servicer or trustee is obligated to maintain or improve such rating, or

(f)	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (f) above will not materially and adversely affect the interests of any holders of the series or, if specified in the related prospectus supplement, the enhancer, as evidenced by an opinion of counsel. Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities.

The applicable agreement for each series may also be amended by the trustee, the servicer, if applicable, the Depositor and the seller with respect to the series with the consent of the enhancer, if specified in the related prospectus supplement or the holders possessing not less than 51% of the aggregate outstanding principal amount of the securities of the series or, if only certain classes of the series are affected by the amendment, 51% of the aggregate outstanding principal amount of the securities of each class of the series affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may:

(a)	reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

(b)	reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment; or

(c)
if specified in the related prospectus supplement, adversely affect the interests of the enhancer, without, in the case of clauses (a) or (b), the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by the amendment.

Voting rights

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series. No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement for the relevant series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series have made written request upon the trustee to institute a proceeding in its own name as trustee under the applicable agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

List of holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the applicable agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford these holders access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-entry securities

If specified in the prospectus supplement for a series of securities, a series or one or more classes of a series may be issued in book-entry form. In this event, beneficial owners of the securities will not be considered “holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC administrator

For any series with respect to which a REMIC election is made, preparation of specific reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

Termination

Servicing Agreement; Trust agreement; Pooling and Servicing agreement. The obligations created by the servicing agreement, trust agreement or pooling and servicing agreement for a series will terminate upon the distribution to holders of all amounts distributable to them pursuant to the applicable agreement after the earlier of

(a)	the later of:

(1)	the final payment or other liquidation of the last primary asset remaining in the trust fund for the series; and

(2)	the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset; or

(b)
the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the applicable agreement.

The applicable agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for the series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of the primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset at the time of foreclosure, less, in either case, related unreimbursed advances, in the case of the primary assets, only to the extent not already reflected in the computation of the aggregate principal balance of the primary assets, and unreimbursed expenses, that are reimbursable pursuant to the terms of the pooling and servicing agreement, plus, in either case, accrued interest at the weighted average rate on the related primary assets through the last day of the due period in which repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

(a)	100% of the aggregate principal balance of the primary assets, plus accrued interest at the applicable net rates on the primary assets through the last day of the month of the repurchase, or

(b)	the aggregate fair market value of the primary assets plus the fair market value of any property acquired in respect of a primary asset and remaining in the trust fund.

The exercise of this right will effect early retirement of the securities of the series, but an entity’s right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified the agreement. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the seller or another entity may effect an optional termination of the trust fund under the circumstances described in the related prospectus supplement.

Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the related series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except:

•	for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series;

•	to replace stolen, lost or mutilated notes of the series;

•	to maintain paying agencies and to hold monies for payment in trust; and

•
upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect of the notes in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the related series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Certain Legal Aspects of the Loans

The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state other than the state of New York where it is anticipated that a material percentage of the mortgaged properties will be located, nor encompass the laws of all states in which the properties securing the loans are situated.

Mortgages

The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen’s liens, and other liens given priority by applicable law.

There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the “grantor,” grants the security property to a third-party grantee, called the “trustee,” for the benefit of the lender, called the “beneficiary.” The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a “foreclosure” or “trustee’s sale” and to apply the sale proceeds to the secured debt. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Guam or Puerto Rico.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee’s sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

The trustee’s sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder’s final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a “credit bid” up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee’s fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee’s deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser’s title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee’s sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a “due-on-sale” clause contained in the senior deed of trust.

Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee’s sale or judicial foreclosure sale. The lender, or other purchaser at the trustee’s sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender’s investment.

The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within two years, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for this cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior mortgages; rights of senior mortgagees

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller’s standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller’s best interests to do so.

The standard form of the mortgage used by most institutional lenders, like that used by the seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-deficiency legislation and other limitations on lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemember’s Civil Relief Act (“SCRA”) was signed into law on December 19, 2003, revising the Federal Soldiers’ and Sailors’ Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Federal Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications, contained in the debtor’s rehabilitative payment plan, may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor, or other real property purchased by the mortgagor within one year prior to commencement of the mortgagor’s bankruptcy. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The bankruptcy code provides priority to specified tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994, Federal Debt Collection Practices Act, Home Mortgage Disclosure Act and Consumer Credit Protection Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-sale clauses in mortgage loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (“Garns-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

(a)	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

(b)	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period” states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of “window period” loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of prepayment and late payment fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by a non-offered class of securities or servicers as additional servicing compensation.

Equitable limitations on remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expansive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

Applicability of usury laws

New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”), provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Environmental legislation

A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property.

This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

Servicemembers Civil Relief Act

Under the SCRA, members of all branches of the military on active duty, including draftees and reservists in military service:

(a)	are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service;

(b)
may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service; and

(c)
may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court or administrative agency of the United States or of any state, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the SCRA, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower’s obligation may reduce the amounts available to be paid to the holders of the securities of the related series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the SCRA will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

Use of Proceeds

The Depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to establish any reserve fund, pre-funding account or segregated trust account;

•	to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement; and

•	to pay for the purchase of the primary assets from the seller.

Federal Income Tax Considerations

This section sets forth:

•	certain federal income tax opinions of Thacher Proffitt & Wood LLP, special counsel to the Depositor, referred to as federal tax counsel, and

•	a summary, based on the advice of federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisors concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

The summary is based upon the provisions of the Code, the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

The federal income tax consequences to holders will vary depending on whether:

(a)	the securities of a series are classified as indebtedness for federal income tax purposes;

(b)	an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as a REMIC, under the Code;

(c)	the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

(d)	for federal income tax purposes the trust fund relating to a particular series of securities is classified as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to each series.

Opinions

Federal tax counsel is of the opinion that:

(a)
If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated (other than those certain classes, or portions of certain classes, of securities which, at the time of their issuance, Renaissance REIT Investment Corp., or one of its qualified real estate investment trust (“REIT”), subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments for federal income tax purposes;

(b)
If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with:

(1)	each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax purposes,

(2)
the class or classes of securities of the related series which are designated as “regular interests” in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

(3)
the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of “residual interests” in the applicable REMIC for federal income tax purposes;

(c)	If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

(1)	the trust fund will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of Code and will not be considered to be an association taxable as a corporation and

(2)	a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

(d)
If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (“IRS”) or any third-party.

Taxation of debt securities including regular interest securities

Interest and acquisition discount. Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount (“OID”). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under the Code. A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

Under the OID regulations, interest payments will not be qualified stated interest unless the interest payments are unconditionally payable. The OID Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period, or nonpayment of interest a remote contingency, as defined in the OID Treasury regulations. It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price. The OID Treasury regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Treasury regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument’s stated principal amount over its issue price.

Under the de minimis rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

(a)	the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

(b)	events which have occurred before the end of the accrual period and

(c)	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

It is unclear whether the seller may adjust the accrual of OID on a class of regular interest securities, or other regular interests in a REMIC, to take account of realized losses on the loans. The OID regulations do not provide for adjustments. If the IRS were to require that OID be accrued without adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security’s issue price, to offset the OID by comparable economic accruals of portions of the excess.

Effects of defaults and delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest-only debt securities. The trust fund intends to report income from interest-only classes of debt securities to the IRS and to holders of interest-only debt securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, interest-only debt securities certificates will be treated as having original issue discount.

Variable rate debt securities. Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules. A variable rate debt security will qualify as a variable rate debt instrument if:

(a)	its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified de minimis amount;

(b)	it provides for stated interest, paid or compounded at least annually, at

(1)	one or more qualified floating rates,

(2)	a single fixed rate and one or more qualified floating rates,

(3)	a single objective rate, or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

(c)	it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in (a) above.

A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated.

A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations. However, a variable rate equal to:

(a)	the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b)	the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate,

will constitute a qualified floating rate for purposes of the OID Treasury regulations. In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate. Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security’s issue date will be conclusively presumed to be a presumed single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security’s term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Treasury regulations also provide that if a variable rate debt security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate. If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

(a)
stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

(b)	by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

(1)
in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate, or

(2)
in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

(c)
the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security. The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security’s issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security. In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above. A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation. It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

The IRS issued final regulations governing the calculation of OID on instruments having contingent interest payments. The final regulations specifically do not apply for purposes of calculating OID on debt instruments to Section 1272(a)(6) of the Code, such as the pay-through securities, including regular interest securities. Additionally, the OID regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Section 1272(a)(6) of the Code and the OID Treasury regulations as described in this prospectus. However, because no regulatory guidance exists under Section 1272(a)(6) of the Code, there can be no assurance that the methodology represents the correct manner of calculating OID.

Market discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser’s purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either:

(a)	on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

(b)	in the ratio of:

(1)
in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or

(2)
in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Section 1272(a)(6) of the Code, such as the pay-through securities. The legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. It is recommended that purchasers who pay a premium for the securities consult their tax advisors regarding the election to amortize premium and the method to be employed.

Election to treat all interest as OID. The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or exchange. A holder’s tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security’s basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset. In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

(a)
the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over

(b)	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under “Market discount.”

Taxation of the REMIC and its holders

Status of regular interest securities as real property loans. Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code to the extent that the REMIC’s assets are qualifying assets. However, if at least 95 percent of the REMIC’s assets are qualifying assets, then 100 percent of the REMIC securities will be qualifying assets. Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to loans, the REMIC’s assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown funds. The loans generally will be qualifying assets under both of the foregoing sections of the Code. However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loan will be qualifying assets. The regulations under Sections 860A through 860G of the Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets. It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.

REMIC expenses; single class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct any fees and expenses to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of:

(a)	3% of the excess of adjusted gross income over the applicable amount, or

(b)	80% of the amount of itemized deductions otherwise allowable for the related taxable year.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder. In general terms, a single class REMIC is one that either:

(a)
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

(b)	is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Tiered REMIC structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Calculation of REMIC income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between:

(a)	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and

(b)	deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including REITs, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued. This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue OID, that is, under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the de minimis rules. However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited transactions; Contributions tax; Tax on net income from foreclosure property. The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day. In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT. The holders of residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of holders of residual interest securities

The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the Residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument.

Limitation on losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, and it is recommended that holders consult their tax advisors.

Distributions. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of a payment exceeds a holder’s adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

Sale or exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

Excess inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder:

(a)	alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

(b)	a residual holder’s alternative minimum income for a tax year cannot be less than excess inclusions for the year;

(c)	the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of:

(a)	120% of the long-term applicable federal rate on the startup date multiplied by

(b)	the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

Restrictions on ownership and transfer of residual interest securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization. Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from tax, other than certain farmers’ cooperatives, unless the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

(1)	the present value of the expected future distributions on the residual interest at least equals the product of:

(x)	the present value of all anticipated excess inclusions with respect to the residual interest and

(y)           the highest corporate tax rate, currently 35 percent, and

(2)
the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes that excess inclusion.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to know or have reason to know if the following conditions are met:

(a)
the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future,

(b)	the transferee represents to the transferor that:

(1)	the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest,

(2)	the transferee intends to pay the taxes associated with owning the residual interest as they come due, and

(3)
the transferee will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and

(c)
either (1) the amount received by the transferee is no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (2) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a residual interest, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a transfer of the residual interest by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

Inducement Fees: The IRS issued final regulations addressing the tax treatment of payments made by the transferor of a non-economic residual interest to induce the transferee to acquire that residual interest (“Inducement Fees”). The regulations (i) require the transferee to recognize an Inducement Fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that Inducement Fees constitute income from sources within the United States.

Mark to market rules. Treasury regulations provide that for purposes of the mark to market requirements of Section 475 of the Code, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.

Administrative matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax status as a grantor trust

As further described below, each holder of a security representing an ownership interest in a grantor trust must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to that security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable. Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans. As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

Status of the pass-through securities as real property loans. The pass-through securities will be real estate assets for purposes of Section 856(c)(5)(B) of the Code and loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Code to the extent that the trust fund’s assets are qualifying assets. The pass-through securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the trust fund’s assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the pass-through securities may not be qualifying real property loans to the extent loans held by the trust fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loans will be qualifying assets.

Taxation of pass-through securities under stripped bond rules. The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Code. The pass-through securities will be subject to those rules if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the rules of Section 1286 of the Code apply on the ground that the servicer’s servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm’s length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Section 1286 of the Code.

If interest retained for the servicer’s servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules. A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID de minimis rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans. If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder. The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder’s share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6) of the Code has been amended to apply to pools of debt instruments the yield on which may be affected by prepayments. If required to report interest income on the pass-through securities to the IRS under the rules of Section 1286 of the Code, it is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder. The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

Assuming that holders are not taxed as directly owning the loans, in the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a pass-through security acquired at a discount or premium, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating the basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable. In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in “--Taxation of debt securities including regular interest securities--Variable rate debt securities.”

Taxation of pass-through securities if stripped bond rules do not apply. If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method. In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages. However, OID could arise with respect to a loan, known as an adjustable rate mortgage (“ARM”), that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in “Taxation of debt securities including regular interest securities--Variable rate debt securities.”

If discount other than OID exceeds a de minimis amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month. Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID. The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan. In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of:

(a)	0.25% of the principal amount of the mortgages allocable to the pass-through security, and

(b)	the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after September 27, 1985. Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and federal tax counsel is unable to opine on this issue.

If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous tax aspects

Backup withholding. A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding under Section 3406 of the Code with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

•	fails to furnish the trustee with its taxpayer identification number;

•	furnishes the trustee an incorrect taxpayer identification number;

•	fails to report properly interest, dividends or other reportable payments as defined in the Code; or

•
under particular circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors. Holders are encouraged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax treatment of foreign investors

Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest, except where:

(a)	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

(b)	the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

For this purpose, a foreign investor is any holder that is not:

(a)	a citizen or resident of the United States;

(b)
a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia;

(c)	an estate the income of which is includible in gross income regardless of its source; or

(d)	a trust other than a foreign trust, as the term is defined in Section 7701(a)(31) of the Code.

Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an IRS Form W-8ECI Certificate of Foreign Person’s claim for exemption from withholding on income effectively generated with the conduct of a person in the United States. They will, however, generally be subject to the regular United States income tax.

Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code.

Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that:

(a)	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor, and

(b)	in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.

Tax characterization of the trust as a partnership

If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

Tax consequences to holders of the notes issued by a partnership

Treatment of the notes as indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, federal tax counsel has advised the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in “Taxation of debt securities including regular interest securities” above for debt securities which are not regular interest securities.

Possible alternative treatment of the notes. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund’s expenses.

Tax consequences to holders of the certificates issued by a partnership

Treatment of the trust fund as a partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID Treasury regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account a holder’s allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(a)
the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

(b)	any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(c)	prepayment premium payable to the certificateholders for the related month; and

(d)	any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to this type of holder under the Code.

An individual taxpayer’s share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and premium. It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

Disposition of certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations between sellers and transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

(a)	the name, address and taxpayer identification number of the nominee, and

(b)	as to each beneficial owner:

(1)	the name, address and identification number of the person;

(2)	whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(3)	information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax consequences to foreign securityholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for tax withholding purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign securityholders pursuant to Section 1446 of the Code, as if the taxable income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund’s income. Each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest. As a result, securityholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax under Section 3406 of the Code if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Considerations,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, it is recommended that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the fiduciary standards under ERISA, in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Depositor, the seller, each servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan assets

In 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The securities will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets, and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Class exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between a Plan and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such Plan (other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Underwriter exemptions

As may be more fully discussed in the prospectus supplement, the DOL has granted to the underwriters individual exemptions (collectively, the “Exemption”) which is applicable to securities such as the certificates which meet its requirements. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets of the type described in this prospectus and participation interests therein and the purchase, sale and holding in the initial offering and secondary market of certificates which represent beneficial ownership interests in the assets of such trusts.

General conditions of exemption

Among the general conditions which must be satisfied for a transaction involving the certificates to be eligible for exemptive relief under the Exemption are:

(1)	the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party;

(2)
the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “Loans”);

(3) unless the certificates are backed by fully-secured loans, they may not be subordinated;

(4)
the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(5)
the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group”, other then the underwriter. The Restricted Group consists of: (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the servicer, (iv) each other servicer, (v) any insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the trust fund, and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates;

(6)
the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith;

(7)
the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of certificates; and certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of certificates;

(8)
the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates; and

(9)
one subset of transactions, residential (one- to- four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

Insurance company general accounts

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)           is an “eligible Swap;”

(2)           is with an “eligible counterparty;”

(3)           is purchased by a “qualified plan investor;”

(4)	meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and

(5)	permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)           is denominated in U.S. dollars;

(2)
pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)
has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)
is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)	has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)	does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)           a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(2)           an “in-house asset manager” under PTCE 96-23; or

(3)	has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)
cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)
obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)	cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)           terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

(1)           it is denominated in U.S. dollars;

(2)           it pays an Allowable Interest Rate;

(3)           it is not Leveraged;

(4)	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trust fund;

(5)           it is entered into between the trust fund and an eligible counterparty; and

(6)           it has an Allowable Notional Amount.

Pre-funding accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the Loans are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)	the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)
all Loans transferred after the closing date (referred to here as “additional Loans”) must meet the same terms and conditions for eligibility as the original Loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency;

(3)
the transfer of such additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

(4)
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust fund on the closing date;

(5)
either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

(6)
the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)
amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency; and

(8)           certain disclosure requirements must be met.

Revolving pool features

The Exemption only covers certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on scope of the exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. The Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of The Secondary Mortgage Marketing Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions are encouraged to consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the Depositor will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the Depositor, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(x)	set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities or

(y)	specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and concessions may be changed.

Each underwriting agreement will provide that the Depositor will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.

Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

Legal Matters

Legal matters in connection with the securities will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.